SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     August 4, 2004

Keystone Property Trust

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

[ ]	[ ]

(Commission File Number)	(I.R.S. Employer Identification No.)

[Address]	[Zip]

(Address of Principal Executive Offices)	(Zip Code)

[Phone]

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Information and Exhibits.
SIGNATURES

Item 5. Other Events.

     On August 4, 2004, Keystone Property Trust, a Maryland real estate investment trust, announced, following the closing of its merger with a partnership indirectly owned by ProLogis, a Maryland real estate investment trust, and certain affiliates of investment funds managed by Eaton Vance Management, that it intends to liquidate and terminate its existence, effective September 3, 2004. A copy of the press release announcing the liquidation is included as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

     (c) Exhibits.

Exhibit No.	Document Description
2.1	Articles of Merger merging Six Rivers REIT Merger Sub LLC with and into Keystone Property Trust, pursuant to the General Corporation Law of Maryland.

99.1	Press release, dated August 4, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE PROPERTY TRUST

Dated: August 5, 2004	By:	/s/ Andrea Karp

		Name:	Andrea Karp
		Title:	Vice President

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